EXHIBIT (16)(a)

POWER OF ATTORNEY

     We, the undersigned officers and Trustees of Eaton Vance Municipal Income Trust, a Massachusetts business trust, do hereby severally constitute and appoint Thomas E. Faust Jr., Maureen A. Gemma or Barbara E. Campbell, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, Registration Statements on form N-14 and any and all amendments to such Registration Statements filed by Eaton Vance Municipal Income Trust with the Securities and Exchange Commission in respect of any class of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date

/s/ Robert B. MacIntosh	President and Principal	August 29, 2008
Robert B. MacIntosh	Executive Officer

/s/ Barbara E. Campbell	Treasurer and Principal Financial	August 29, 2008
Barbara E. Campbell	and Accounting Officer

/s/ Benjamin C. Esty	Trustee	August 29, 2008
Benjamin C. Esty

/s/ Thomas E. Faust Jr.	Trustee	August 29, 2008
Thomas E. Faust Jr.

/s/ Allen R. Freedman	Trustee	August 29, 2008
Allen R. Freedman

/s/ William H. Park	Trustee	August 29, 2008
William H. Park

/s/ Ronald A. Pearlman	Trustee	August 29, 2008
Ronald A. Pearlman

/s/ Heidi L. Steiger	Trustee	August 29, 2008
Heidi L. Steiger

/s/ Lynn A. Stout	Trustee	August 29, 2008
Lynn A. Stout

/s/ Ralph F. Verni	Trustee	August 29, 2008
Ralph F. Verni